EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.

t4725 MERCURY STREET #210 tSAN DIEGO t CALIFORNIA 92111t

tTELEPHONE (858)722-5953 t FAX (858) 761-0341t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

July 1, 2015

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Dear Madam or Sir:

We have read Item 4.01 of Changes in Registrant’s Certifying Accountant on Form 8-K dated July 1, 2015 of Dot VN, Inc. and we agree with the statements made therein concerning our firm.

Sincerely,

/s/ PLS CPA

________________________

PLS CPA, A Professional Corp.

San Diego, CA. 92111